Investor News	NYSE:PEG
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September 25, 2006

RALPH IZZO ELECTED PRESIDENT AND CHIEF OPERATING OFFICER OF PSEG;
RALPH LAROSSA NAMED PSE&G’S PRESIDENT AND CHIEF OPERATING OFFICER

Izzo Positioned To Become Chief Executive Officer
Upon Retirement of E. James Ferland in 2007

Public Service Enterprise Group (PSEG) today announced the election of Ralph Izzo as president and chief operating officer of the company and also as a member of the Board of Directors. This action by the Board is effective October 1, 2006 and positions Izzo to become chief executive officer upon the retirement of E. James Ferland, now planned for March 31, 2007.

The Board also elected Ralph LaRossa to succeed Izzo as president and chief operating officer of PSEG’s utility business, Public Service Electric and Gas Company (PSE&G), also effective immediately. LaRossa has been PSE&G’s vice president-electric delivery.

“The Board’s choice of Ralph Izzo and Ralph LaRossa to guide PSEG and PSE&G in the ever-changing energy business environment is a tribute to their wealth of knowledge, vast experience, hard work and depth of leadership capabilities,” said Ferland, who is relinquishing his post as president of PSEG. “Both are well-liked and well-respected in and out of the company. I could not be happier for both of them, and I am confident they will do an excellent job for our shareholders, customers, employees and the communities we serve.”

Ferland said the timing of the appointments well in advance of his departure allows the company ample opportunity for a smooth transition in executive leadership. “Over the next few months Ralph Izzo, Ralph LaRossa and other senior leaders will be updating our long-term strategic business plan that will further support PSEG’s strong outlook for 2007,” Ferland said. Last week, PSEG projected 2007 earnings in the range of $4.60 to $5.00 per share, about 30% higher than earnings of $3.45 to $3.75 anticipated for this year.

Reacting to his new responsibilities, Izzo, 48, said: “This is an extraordinary honor. I thoroughly appreciate the trust that Jim Ferland and the Board have placed in me. I look forward to working with the dedicated men and women of PSEG to make our strong company even stronger. I will do this always with a close eye on maintaining our commitment to shareholder value, safe and reliable service and the highest levels of corporate citizenship.”

LaRossa, 43, echoed Izzo’s sentiments. “The challenges facing PSE&G in the safe and reliable delivery of electricity and natural gas to more than 2.2 million customers in New Jersey are enormous. But, I am extremely pleased to be given the opportunity to take on these challenges along with a superb work force. I thank Jim, Ralph and the Board for their confidence in me.”

Ferland, 64, will be retiring from PSEG after more than 20 years as chairman, president and chief executive officer of PSEG. He currently has the distinction of being the longest-serving chief executive at a major energy utility in the United States. Prior to joining PSEG, he was president and chief operating officer at Northeast Utilities in Connecticut. He is widely regarded for leadership roles over the years in many important industry organizations, such as the Institute of Nuclear Power Operations, the Electric Power Research Institute, the Edison Electric Institute, the American Gas Association, and the Association of Edison Illuminating Companies. He has also been a civic leader in New Jersey, involved in such organizations as the Committee for Economic Development, the New Jersey State Chamber of Commerce, the Metro Newark Chamber of Commerce and the New Jersey Performing Arts Center.

Profile of Ralph Izzo

Ralph Izzo’s new executive leadership position at PSEG comes after three years as president and chief operating office of PSE&G. He joined the company in 1992 and was elected to several senior executive positions of increasing responsibility within PSEG’s family of companies, including: senior vice president-utility operations at PSE&G, vice president-appliance service with PSE&G, vice-president-corporate planning for PSEG, senior vice-president-finance and information service with Energis Incorporated, and vice president-electric ventures at PSE&G. In these capacities, he broadened his experience in the areas of general management, strategic planning and finance.

Izzo is a well-known leader within the utility industry, as well as the public policy arena. His public policy experience includes service as an American Physical Society Congressional Science Fellow, in the office U.S. Senator Bill Bradley. He also served four years as a senior policy advisor in the office of New Jersey Governor Thomas H. Kean, specializing in energy, science and technology.

His career began as a research scientist at the Princeton Plasma Physics Laboratory, performing numerical simulations of fusion energy experiments. He has published or presented more than 35 papers on magnetohydrodynamic modeling. He received bachelor’s and master’s degrees in mechanical engineering and a doctorate in applied physics, all from Columbia University. He also earned an MBA from Rutgers Graduate School of Management. In addition, he has completed a nuclear reactor technology course for utility executives at the Massachusetts Institute of Technology. And, he is the recipient of numerous national fellowships and awards.

Izzo is active in a number of business and civic organizations. He is chairman of New Jersey After 3 Inc. and serves on the board of directors of the Electric Power Research Institute, the New Jersey Chamber of Commerce, the American Gas Association, the New Jersey Performing Arts Center and the New Jersey Utilities Association. He serves on the board of trustees for the Partnership for a Drug-Free New Jersey, Independent College Fund of New Jersey, and the New Jersey Network Foundation. He also serves as co-chair of the Drumthwacket Foundation, chairman of the Capital Campaign for PSE&G Children’s Specialized Hospital, a member of the Rutgers Business School Board of Trustees, and electric utility sector of the Infrastructure Advisory Committee in the Attorney General’s Office of Counter-terrorism.

Profile of Ralph LaRossa

Ralph LaRossa’s election as president and chief operating officer of PSE&G culminates a career of more than 20 years at New Jersey’s largest utility. Since April 2003, he has served as vice president-electric delivery. Prior to that, he served as vice president-delivery operations support. In his varying leadership capacities over the years, he assumed responsibility for virtually every aspect of electric delivery, including construction, engineering, asset management, technology improvements, asset maintenance, performance assessment, fleet maintenance, supply chain management and other support functions.

LaRossa joined PSE&G in 1985 and advanced through a variety of management positions in the utility’s electric and gas operations, providing him a strong background for senior management positions

He is a graduate of Stevens Institute of Technology with a bachelor’s in industrial engineering. He has completed the Harvard Business School’s Program for Management Development. In 1998 he earned Gas Industry Magazine’s Outstanding Manager of the Year Award. He is active in the Association of Edison Illuminating Companies, the Electric Power Research Institute and various PJM committees. He is on the board of directors of Bergen County’s United Way and board of trustees of Montclair State University.

Public Service Enterprise Group (PSEG) (NYSE:PEG) is a publicly traded diversified energy company with annual revenues of more than $12 billion, and three principal subsidiaries: PSEG Power, one of the largest independent power producers in the U.S.; Public Service Electric and Gas Company (PSE&G), New Jersey’s oldest and largest energy distribution utility company; and, PSEG Energy Holdings, a holding company for other non-regulated energy businesses.

Forward-Looking Statement

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

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